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                                                                [Conformed Copy]

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                       RECOVERY EQUITY INVESTORS II, L.P.
                       KIWI INTERNATIONAL AIR LINES, INC.



                          REGISTRATION RIGHTS AGREEMENT



                            Dated as of July 1, 1996

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.  Definitions.........................................................    1

2.  Registration under Securities Act, etc..............................    5
         2.1  Registration on Demand....................................    5
         2.2  Incidental Registration...................................    7
         2.3  Registration Procedures...................................    8
         2.4  Underwritten Offerings. ..................................   13
         2.5  Preparation; Reasonable Investigation.....................   15
         2.6  Indemnification...........................................   15

3.  Expenses............................................................   18

4.  Rules 144 and 144A..................................................   18

5.  Amendments and Waivers..............................................   18

6.  Nominees for Beneficial Owners......................................   18

7.  Notices.............................................................   19

8.  Remedies............................................................   20

9.  No Inconsistent Agreements..........................................   20

10. No Adjustments to Shares............................................   20

11. Miscellaneous.......................................................   20

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                                                                [Conformed Copy]

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of July 1, 1996, among KIWI International Air Lines Inc., a New Jersey corporation (the "Company"), and Recovery Equity Investors II, L.P., a Delaware limited partnership (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company is a party to the Convertible Note Purchase and Option Agreement, dated as of July 1, 1996 (the "Note Purchase Agreement"), between the Company and the Purchaser, pursuant to which the Company has agreed to issue, and the Purchaser has agreed to purchase, $2,000,000 aggregate principal amount of the Company's 6% Convertible Notes due March 15, 1997 (the "Convertible Notes"; such Convertible Notes to be initially purchased by the Purchaser, the "Initial Convertible Notes");

         WHEREAS, pursuant to the Note Purchase Agreement, the Purchaser has been granted the option to purchase from the Company (i) an additional $2,000,000 aggregate principal amount of Convertible Notes (the "Additional Convertible Notes"), and (ii) certain shares of KIWI's Class A Convertible Preferred Stock, no par value (the "Preferred Stock"), or, subject to certain conditions, in lieu thereof, an additional $6,000,000 aggregate principal amount of Convertible Notes (the "Substitute Convertible Notes");

         WHEREAS, in order to induce the Purchaser to enter into the Note Purchase Agreement, the Company has agreed to provide the registration rights as set forth herein;

         WHEREAS, the execution and delivery of this Agreement is a condition to the purchase by the Purchaser of the Initial Convertible Notes;

         NOW, THEREFORE, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

         Additional Convertible Notes: As defined in the second recital of this Agreement.

         Business Day: Each day other than a Saturday, a Sunday or any other day on which banking institutions in the

City of New York are authorized or obligated by law or executive order to be closed.

         Class C Common Stock: The Company's Class C Common Stock, no par value.

         Commission: The Securities and Exchange Commission and any successor federal agency having similar powers.

         Common Stock: The Company's Class A Common Stock, no par value and the Class C Common Stock.

         Company: As defined in the introductory paragraph of this Agreement.

         Company Shares: As defined in Section 2.1(d).

         Convertible Notes: As defined in the first recital of this Agreement, including, but not limited to the Initial Convertible Notes, any Additional Convertible Notes and any Substitute Convertible Notes.

         Demand Notice: As defined in Section 2.1(a).

         Initial Convertible Notes: As defined in the first recital of this Agreement.

         Initiating Holders: Any holder or holders of Registrable Shares holding at least 50% of the Registrable Shares outstanding at the time of any request pursuant to Section 2.1.

         NASD: National Association of Securities Dealers, Inc.

         NASDAQ: The NASDAQ Stock Market, Inc.

         Note Purchase Agreement: As defined in the first recital of this Agreement.

         Person: An individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

         Preferred Stock: As defined in the second recital of this Agreement.

         Qualifying Public Offering: A public offering of Common Stock registered under the Securities Act in which the Company receives total gross proceeds of at least $15,000,000.

         Registrable Shares: (a) Any shares of Common Stock issued or issuable upon conversion of Convertible Notes or Shares, (b) any shares of Common Stock otherwise issued in connection with any stock split or subdivision of, or dividend or distribution upon, Shares or (c) any shares of Common Stock purchased by the holder of any Convertible Notes or Shares pursuant to preemptive rights with respect to such Convertible Notes or Shares provided in the Restated Certificate of Incorporation and (d) any securities issued or issuable with respect to any shares of Common Stock referred to in the foregoing clauses (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or stock split, (iii) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (iv) otherwise. Any particular Registrable Shares shall cease to be Registrable Shares when (x) a registration statement with respect to the sale of such Registrable Shares shall have become effective under the Securities Act and such Registrable Shares shall have been disposed of in accordance with such registration statement, (y) such Registrable Shares shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (z) such Registrable Shares shall have ceased to be outstanding.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all
(a) registration and filing fees, including National Association of Securities Dealers' fees and fees and expenses associated with filings required to be made with any national securities exchange or national computerized market system (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), (b) fees and expenses of complying with securities or blue sky laws, including reasonable fees and disbursements of counsel effecting blue sky qualifications, (c) word processing, duplicating and printing expenses, messenger and delivery expenses, (d) fees and disbursements of counsel for the Company, of its independent public accountants (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), of underwriters and of any Person, including special experts, retained by the Company in connection with such performance and compliance, but not including (x) fees and disbursements of counsel for the holders of Registrable Shares or (y) any underwriting

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
discounts or commissions attributable to the sale of Registrable Shares.

         Required Holders: The holders of at least 75% of the Registrable
Shares.

         Restated Certificate of Incorporation: The Restated Certificate of Incorporation of the Company in the form of Exhibit B to the Note Purchase Agreement to be duly filed with the office of the Secretary of State of New Jersey upon approval thereof by the Company's shareholders.

         Securities Act: The Securities Act of 1933, as amended or any similar replacement federal statute, as at the time in effect, and any reference to a particular Section of such Act shall include a reference to the comparable Section, if any, of any such similar replacement federal statute.

         Shares: Any shares of Preferred Stock issued pursuant to the Note Purchase Agreement or issued or issuable upon conversion of Convertible Notes, and any other securities (other than Common Stock) issued in connection with any stock split or subdivision of, or distribution or dividend upon, the Preferred Stock.

         Substitute Convertible Notes: As defined in the second recital of this Agreement.

         2. Registration under Securities Act, etc.

         2.1 Registration on Demand. (a) Demand. At any time after the occurrence of a Qualifying Public Offering, upon the written request of one or more Initiating Holders (such written request, a "Demand Notice") that the Company effect the registration under the Securities Act of all or a part of such Initiating Holders' Registrable Shares and specifying the intended method or methods of disposition thereof, the Company will promptly, but in any event within ten days, give written notice of such requested registration to all holders of Registrable Shares and thereupon will use its best efforts to effect the registration under the Securities Act of:

         (i) the Registrable Shares which the Company has been requested to register pursuant to the Demand Notice, and

         (ii) all other Registrable Shares which the Company has been requested to register by the holders thereof by written request given to the Company within ten days after the Company has given such written notice, which request shall specify the intended method of disposition of such Registrable Shares, all to the extent required to permit the disposition (in accordance with the intended methods thereof) of the Registrable Shares so to be registered.

         (b) Limitation on Registration Rights. Notwithstanding Section 2.1(a), the Company shall not be required to effect a registration pursuant to
Section 2.1(a):

         (i) until a period of 180 days shall have elapsed from the effective date of the most recent registration previously effected pursuant to Section 2.1(a),

         (ii) if the aggregate number of Registrable Shares to be included in such registration represent less than 25% of the aggregate Registrable Shares issued by the Company, and

         (iii) if it has previously effected three registrations pursuant to
               Section 2.1(a).

         (b) Registration Statement Form. Each registration requested pursuant to Section 2.1(a) shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is (i) required by law or (ii) permitted by law and agreed to in writing by the holders of more than 50% of the Registrable Shares to be included in such registration. The Company will use its best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereafter adopted).

         (c) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) shall not be deemed to have been effected unless it has become effective and remained effective for a period of at least 180 days or, if earlier, until all the Registrable Shares covered thereby have been sold.

         (d) Registration Rights Exclusive. The Company will not register securities for sale for the account of any

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
Person other than holders of Registrable Shares, except for shares of Common Stock to be sold for the account of the Company to the extent permitted by
Section 2.1(f) (the "Company Shares"), and will not register any securities other than Registrable Shares in any registration of Registrable Shares effected pursuant to Section 2.1(a) (except for the Company Shares), unless permitted to do so by the written consent of the holders of more than 50% of the Registrable Shares to be included in such registration. Without the prior written consent of the holders of the Registrable Shares, the Company will not grant to any Person the right to demand a registration of securities prohibited by this Section 2.1(d).

         (e) Other Requests. Upon the written request of one or more holders of Registrable Shares (other than Initiating Holders) received after a Qualifying Public Offering requesting that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Shares and specifying the intended method or methods of disposition thereof, the Company will promptly, but in any event within ten days give written notice of such requested registration, including the names and addresses of such requesting holders, to all holders of Registrable Shares but shall not have any obligation to effect any registration pursuant to such request until it has received a request of Initiating Holders pursuant to Section 2.1(a).

         (f) Pro Rata Allocation. If a registration pursuant to Section 2.1(a) involves an underwritten offering and the holders of a majority of the Registrable Shares to be included in such registration, in consultation with the managing underwriter, determine, and so advise the Company in writing (with a copy to each holder of Registrable Shares to be included in such registration), that the number of securities to be included in such underwritten offering should be limited due to market conditions or otherwise, the Company will include in such registration, to the extent of the number of securities which the Company is so advised should be included in such offering, (i) first, Registrable Shares requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Common Stock requested by such holders to be registered, (ii) second, securities that the Company proposes to issue and sell for its own account, if any, and (iii) third, if the holders of more than 50% of the Registrable Shares to be included in such registration have consented in writing pursuant to Section 2.1(d) to the inclusion of other securities in such registration, all other securities proposed to be registered, if any.

         2.2 Incidental Registration. (a) Participation in Other Registrations. After the occurrence of a Qualifying Public Offering, any time the Company determines to register any of its equity securities under the Securities Act (other than pursuant to Section 2.1(a) or on Form S-8, Form S-4 or any successor forms thereto), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Shares of its intention to do so, which notice shall be given to all such holders at least 30 days prior to the date such registration is proposed to be consummated. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Shares intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Shares and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration, without prejudice, however, to the rights of any holder or holders of Registrable Shares to request that such registration be effected as a registration upon request pursuant to Section 2.1(a).

         (b) Underwriter. If the securities proposed to be registered by the Company are to be disposed of in an underwritten offering, such notice of the Company's intention to register such securities shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of recognized national standing) and shall contain the Company's agreement to use its best efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Shares which the Company has been so requested to register pursuant to Section 2.2(a).

         (c) Effectiveness. No registration effected pursuant to Section 2.2(a) shall relieve the Company from its obligation to effect registrations pursuant to Section 2.1(a).

         (d) Pro Rata Allocation. If a requested registration pursuant to
Section 2.2(a) involves an underwritten offering and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Shares requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a commercially reasonable price range (such writing to state the basis of such opinion and the approximate number of shares of securities which may be included in such offering without such effect), the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering, (i) first, securities that the Company proposes to issue and sell for its own account, (ii) second, Registrable Shares requested to be registered by the holders thereof pursuant to Section 2.2(a), pro rata among such holders on the basis of the number of shares of Common Stock requested by such holders to be registered, and (iii) third, all other securities proposed to be registered. The Company shall not grant to any other Person any right to participate in a registered offering other than on the terms described in the immediately preceding sentence.

         2.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Shares under the Securities Act as provided in Section 2, the Company will promptly:

         (a) prepare and file with the Commission as soon as practicable (and in any event, within 75 days after receipt of a request for registration pursuant to Section 2.1(a) or the end of the period within which to request registration pursuant to Section 2.2(a), as the case may be) a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the Securities Act and the rules and regulations thereunder with respect to the disposition of all Registrable Shares and other securities covered by such registration statement until the earlier of (i) such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration state-ment and (ii) the expiration of six months after such registration statement becomes effective; and will furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller or holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

         (c) furnish to each seller of such Registrable Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

         (d) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to each seller of Registrable Shares, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders may reasonably request within 5 days of receipt thereof;

         (e) use its best efforts to register or qualify all Registrable Shares and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller of such Registrable Shares shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of its Registrable Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdi-vision (e) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

         (f) cooperate with the sellers of such Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company or similar depository institution, and enable such Registrable Shares to be registered in such names as such sellers may request at least two Business Days prior to any sale of Registrable Shares;

         (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each seller thereof to consummate the disposition of such Registrable Shares;

         (h) furnish to each seller of such Registrable Shares a signed counterpart, addressed to such seller, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement) and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten offerings of securities;

         (i) immediately notify each seller of such Registrable Shares and (if requested by any such seller) confirm such advice in writing, (i) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amend-ment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the existence of any fact which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

         (j) if any fact contemplated by clause (v) of Section 2.3(i) shall exist, prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Shares the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (k) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

         (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

         (m) provide and cause to be maintained transfer agents and registrars for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such regis-tration statement and obtain a CUSIP number for such Registrable Shares; and

         (n) cause all Registrable Shares covered by such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on a national exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or, if such listing is not practicable, to cause all such Registrable Shares to be designated as a NASDAQ "national market system security" within the meaning of Rule 11(A)(a)2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Shares and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities within the NASD.

         Each seller of Registrable Shares as to which any registration is being effected agrees by acquisition of such Registrable Shares to furnish the Company such information regarding such seller and the distribution of such Registrable Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

         The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Shares, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Registrable Shares covered thereby by name, or otherwise identify such seller as the holder of securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld.

         Each holder of Registrable Shares agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the existence of any fact of the kind described in clause (v) of Section 2.3(i), such holder will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(j), or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's ex-pense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of registration statements set forth in Section 2.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 2.3(i) to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.3(j) or the Advice.

         2.4 Underwritten Offerings.

         (a) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Shares on behalf of a holder or holders of Registrable Shares pursuant to a registration requested under pursuant to
Section 2.1(a) or Section 2.2(a), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. The holders on whose behalf Registrable Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Shares and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Shares. Such holders of Registrable Shares shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements regarding such holder, such holder's Registrable Shares and such holder's intended method or methods of disposition and any other representation required by law.

         (b) Selection of Underwriters. Whenever a registration requested pursuant to Section 2.1(a) is for an underwritten offering, the holders of a majority of the Registrable Shares included in such registration shall have the right to select the managing underwriter(s) to administer the offering, subject to the approval of the Company, such approval not to be unreasonably withheld.

         (c) Holdback Agreements. (i) If any registration pursuant to Section 2.1(a) shall be in connection with an underwritten public offering, each holder of Registrable Shares agrees by acquisition of such Registrable Shares, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Shares (other than as part of such underwritten public offering) or other equity securities of the Company within seven days prior to the effective date of such registration statement or 90 days after the effective date of such registration statement.

         (ii) The Company agrees not to effect any public sale or distribution of its equity securities during the seven days prior to and the earlier of 180 days after any underwritten registration pursuant to Section 2.1(a) has become effective and the date on which all securities under such registration statement are sold, except as part of such underwritten registration and except pursuant to registrations on Form S-8, Form S-4 or any successor forms thereto.

         2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Shares under the Securities Act, the Company will give the holders of Registrable Shares on whose behalf such Registrable Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6 Indemnification. (a) Indemnification by the Company. In the event of any registration of any Registrable Shares under the Securities Act pursuant to Section 2.1(a) or 2.2(a), the Company shall indemnify and hold harmless the seller of such Registrable Shares, its offi-cers, directors and employees and each Person, if any, who controls such seller within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by such holder expressly for use therein. If the offering pursuant to any registration statement provided for herein is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an affiliate of any holder of Registrable Shares) shall affect the obligations of the Company to indemnify any seller of Registrable Shares or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors and employees and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to indemnification of the holders of Registrable Shares.

         (b) Indemnification by the Sellers. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder agrees by acquisition of such Registrable Shares to indemnify and hold harmless the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so furnished in writing by such holder expressly for use therein.

         (c) Notice of Claims, etc. Any Person entitled to indemnification under the provisions of this Section 2.6 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Agreement shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Shares its officers, directors or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such Shares by such holder.

         (d) Other Indemnifications. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company to each seller of Registrable Shares, on the one hand, and by each seller of Registrable Shares to the Company, on the other hand, with respect to any required registration or other qualification of such Registrable Shares under any federal or state law or regulation of any governmental authority other than the Securities Act.

         (e) Payment. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (f) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

         3. Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Shares pursuant to Section 2.1(a) and Section 2.2(a).

         4. Rules 144 and 144A. The Company will file the reports required to be filed by it under the Securities Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Shares, make publicly available other information), and will take such further action as any holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Required Holders. Each holder of any Registrable Shares at the time shall be bound by any amendment, consent or waiver authorized by this Section 5, whether or not such Registrable Shares shall have been marked to indicate such amendment, consent or waiver.

         6. Nominees for Beneficial Owners. In the event that any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Shares for purposes of any request or other action by any holder or holders of Registrable Shares pursuant to this Agreement or any determination of any number or percentage of Registrable Shares held by any holder or holders of Registrable Shares contemplated by this Agreement. If the beneficial owner of any Registrable Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Shares.

         7. Notices. All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) on receipt, if delivered personally, (b) three Business Days after it has been mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) the next Business Day after it has been sent by nationally recognized overnight courier (appropriately marked for overnight delivery); or
(d) upon transmission, if it is sent by telecopy (with request for immediate confirmation of receipt in a manner customary for communications of such type):

         (i) if to the Company:

         KIWI International Air Lines, Inc.
         Hemisphere Center
         U.S. 1 & 9 South
         Newark, N.J. 07114-0006

         with a copy to:

         Norris, McLaughlin & Marcus
         P.O. Box 1018
         Sommerville, N.J. 08826-1018

         Telecopier: (708) 722-0755

         Attention: Robert Marcus

         (ii) if to the Purchaser:

         Recovery Equity Investors II, L.P.
         901 Mariner's Island Blvd.
         Suite 465
         San Mateo, California 94404-1592

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022

         Telecopier: (212) 909-6836

         Attention: George Maguire

         (iii) if to any other holder of Registrable Shares, to such address as shall have been provided in accordance with this Section 7.

or, in each case, at such other address as may be specified in writing (in accordance with the terms of this Section 7).

         8. Remedies. Each holder of Registrable Shares in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         9. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the holders of Registered Shares hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreements.

         10. No Adjustments to Shares. The Company will not take any action, or permit any change to occur, with respect to the Registrable Shares which would materially adversely affect the ability of the holders of Registrable Shares to effect the registration and sale of Registrable Shares pursuant to Section 2 of this Agreement.

         11. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by, and binding upon, any holder or holders of Registrable Shares. This Agreement embodies the entire agreement and understanding between the Company and the other parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW JERSEY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      KIWI INTERNATIONAL AIRLINES, INC.

                                      By: /s/ John G. Murphy
                                          --------------------------------------
                                          Name: John G. Murphy
                                          Title: President & CEO

                                      RECOVERY EQUITY INVESTORS II, L.P.:

                                      By: Recovery Equity Partners II, L.P,
                                          its sole general partner

                                          By: /s/  Jeffrey A. Lipkin
                                              ----------------------------------
                                              Name:  Jeffrey A. Lipkin
                                              Title:  General Partner

                                          By: /s/ Joseph J. Finn-Egan
                                              ----------------------------------
                                              Name: Joseph J. Finn-Egan
                                              Title: General Partner